--------------------------------------------------------------------------------
                                                                   EXHIBIT 10.31



                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT ("Agreement") is made as of this 30th day of July, 2002, by WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Agent and collateral agent for the Banks under the Bank Credit Agreement described below (the "BANK AGENT"), AVONDALE MILLS, INC., an Alabama corporation (the "BORROWER") and THE CIT GROUP/EQUIPMENT FINANCING, INC., a Delaware corporation (the "EQUIPMENT LENDER").

                                    RECITALS

A. The Borrower has requested that the Equipment Lender make available to it a term loan in the amount of $20,000,000 (the "EQUIPMENT LOAN"), secured by certain equipment of the Borrower now or hereafter located at its plant known as the Alexander City Plant in Alexander City, Tallapoosa County, Alabama (the "ALEXANDER CITY PLANT") and its plant known as the Coosa Plant in Rockford, Coosa County, Alabama (the "COOSA PLANT"), and collectively, the "PLANTS") pursuant to a Master Security Agreement dated as of even date herewith (as hereafter amended or supplemented from time to time, the "EQUIPMENT LENDER SECURITY AGREEMENT"; the Equipment Lender Security Agreement and all other documents from time to time evidencing, securing or relating to the Equipment Loan are collectively referred to as the "EQUIPMENT LENDER LOAN DOCUMENTS"); and

B. In accordance with a Second Amended and Restated Credit Agreement dated as of September 28, 2000 (as amended to date, and as hereafter amended or supplemented from time to time, the "BANK CREDIT AGREEMENT"; the Bank Credit Agreement, the Bank Security Agreement and Mortgages described below and all other "Loan Documents", as defined in the Bank Credit Agreement, are collectively referred to as the "BANK LOAN DOCUMENTS") by and among the Borrower, the Bank Agent and the Banks party thereto from time to time (the "BANKS"), the Bank Agent has
         (i) pursuant to an Amended and Restated Security Agreement dated as of April 29, 1996, by and between the Borrower and the Bank Agent (as amended to date, and as it may hereafter be amended or supplemented from time to time, the "BANK SECURITY AGREEMENT"), a blanket security interest in all equipment of the Borrower, or in which it has rights, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, motor vehicles, forklifts, rolling stock, dies and tools used or useful in the Borrower's business, excluding certain machinery and equipment listed on Exhibit "B" attached thereto, but including all "Equipment Lender Equipment Collateral", as defined below (collectively, the "EQUIPMENT COLLATERAL"), (ii) pursuant to a Master Mortgage, Deed of Trust, Leasehold Deed of Trust, Deed to Secure Debt, Leasehold Deed to Secure Debt, Uniform Commercial Code Security Agreement and Assignment of Leases, Rents and Profits recorded October 23, 2001, (a) as to the Alexander City Plant (together with the Bevelle Plant as described in Section 2 below), recorded in Tallapoosa County, Alabama, Recorded Card No. 165200 (the "ALEXANDER CITY/BEVELLE MORTGAGE"), and (b) as to the Coosa Plant, recorded in Coosa County, Alabama, Book 350, Page 484 (the "COOSA MORTGAGE"; the Alexander City/Bevelle Mortgage and the Coosa Mortgage are collectively referred to as the "MORTGAGES"), a mortgage and lien on the Alexander City Plant and the Coosa Plant.

C. The Equipment Lender has required, as a condition for the Equipment Lender to make the Equipment Loan to the Borrower, that (i) the Bank Agent subordinate its security interest in the "EQUIPMENT LENDER EQUIPMENT COLLATERAL", which term shall mean that portion of the Equipment Collateral that is now located at the Plants or that hereafter is relocated from one of the Plants to a location other than a Plant (an "OTHER LOCATION"), other than "Substituted Equipment Collateral", as defined and provided in Section 1(b) hereof (and the Borrower agrees not to effect any such relocation, except for substitutions permitted by Section 1(b) hereof or otherwise permitted under the Equipment Lender Loan Documents or agreed in writing by the Equipment Lender) or that hereafter is acquired by the Borrower and located at the Plants, all general intangibles relating to such Equipment Collateral, including embedded software, patents, patent applications, copyrights, inventions and designs and all rights to payment of money deriving from the ownership or use of such Equipment Collateral, such as warranty claims and rights of indemnification, all books and records of the Borrower relating to the foregoing, and all proceeds of the foregoing, including, without limitation, proceeds of insurance to the extent relating to the foregoing, and any such Equipment Lender Equipment Collateral that constitutes fixtures, but only to the extent such fixtures reasonably can be removed without doing irreparable damage to such premises, but not including Equipment Collateral that after the date hereof has been relocated to one of the Plants from an Other Location, other than "Replacement Equipment Lender Equipment Collateral", as defined and provided in Section 1(b) hereof (and the Borrower agrees to not effect any such relocation, except for substitutions permitted by Section 1(b) hereof or otherwise permitted under the Bank Loan Documents or agreed in writing by the Bank Agent) and (ii) that the Bank Agent enter into this Agreement and agrees to the other terms and provisions hereof.

D. The Bank Agent and the Borrower have agreed to the foregoing, subject to the terms and conditions hereof, in order to induce Equipment Lender to make the Equipment Loan to the Borrower.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                Subordination; Substitutions.

         (a) Subordination. Provided that the "Net Cash Proceeds" (as defined in the Bank Credit Agreement) of the Equipment Loan are paid to the Bank Agent as required by the Bank Credit Agreement, the Bank Agent hereby agrees that, regardless of the time of attachment or perfection, the Equipment Lender's right, title and interest in and to the Equipment Lender Equipment Collateral, and to all proceeds therefrom (including without limitation insurance proceeds), whether now in existence or hereafter arising, shall be prior and superior to the security interest which the Bank Agent now has or in the future may have in the Equipment Lender Equipment Collateral, however and whenever arising, but only to the extent the Equipment Lender Equipment Collateral secures the principal and interest of the Equipment Loan and all fees, charges, expenses, indemnification amounts and other amounts owing by the Borrower to the Equipment Lender under the Equipment Lender Loan Documents. Bank Agent hereby subordinates in favor of Equipment Lender in accordance with the foregoing any such liens which Bank Agent may now have or in the future may have with respect to the Equipment Lender Equipment Collateral.

         (b) Substitutions. The Bank Agent and the Equipment Lender hereby agree that from time to time the Borrower may, upon notice to the Bank Agent and the Equipment Lender containing a reasonably detailed description of the substitutions and the Equipment Collateral involved, and certifying that the terms and conditions of this Section 1(b) have been satisfied (or will be satisfied upon completion of the substitution) (i) purchase and locate at a Plant new Equipment Collateral, or relocate existing Equipment Collateral from an Other Location to a Plant, in either case in substitution for existing Equipment Lender Equipment Collateral to be relocated from a Plant to an Other Location (such new Equipment Collateral or relocated existing Equipment Collateral that replaces existing Equipment Lender Equipment Collateral at a Plant is "REPLACEMENT EQUIPMENT LENDER EQUIPMENT COLLATERAL", and such existing Equipment Lender Equipment Collateral that is relocated from a Plant to an Other Location and has been replaced by Replacement Equipment Lender Equipment Collateral is "SUBSTITUTED EQUIPMENT"); provided, however, that where any existing Equipment Collateral is relocated from an Other Location to a Plant as Replacement Equipment Lender Equipment Collateral, the value, condition and utility of the Substituted Equipment Collateral that is relocated to an Other Location from a Plant in substitution therefor is at least comparable to the value, condition and utility of such Replacement Equipment Lender Equipment Collateral. Subject to the foregoing terms and conditions, upon any such substitution, such Substituted Equipment Collateral shall no longer constitute Equipment Lender Equipment Collateral, and such Replacement Equipment Lender Equipment Collateral shall constitute Equipment Lender Equipment Collateral.

2. No other Collateral. The Equipment Lender hereby acknowledges that it does not have and will not seek or obtain a security interest in or lien on any other property of the

         Borrower, including Equipment Collateral that does not constitute Equipment Lender Equipment Collateral, and any other type of property whatsoever, other than the Equipment Lender Equipment Collateral and the cash and non-cash proceeds thereof. Without limiting the foregoing, and for the avoidance of doubt, the following property is not included in the Equipment Lender Equipment Collateral and the Equipment Lender shall have no security interest in or lien on any such property: (1) equipment, fixtures and other personal property of the Borrower used in the Borrower's denim operations located within the plant known as the Bevelle Plant in Alexander City, Tallapoosa County, Alabama (such plant being located at, and contained within the same property and building structure as, the Alexander City Plant and being included in the Alexander City/Bevelle Mortgage, but having separate and distinct operations and location within such property and structure); and (2) equipment, fixtures and other personal property owned by third parties and leased to the Borrower (a) pursuant to the lease(s) described on Exhibit A attached hereto, or (b) pursuant to leases or rental agreements hereafter entered into by the Borrower in respect of equipment, fixtures or other personal property subsequently acquired by the Borrower for use in its operations.

3. Equipment Lender's Right of Entry and Removal. The Equipment Lender hereby is authorized by the Borrower (and the Bank Agent consents thereto), subject to the requirements and provisions of the Equipment Lender Loan Documents, to enter the Plants for periodic inspections of the Equipment Lender Equipment Collateral and, after a default under the Equipment Lender Loan Documents (following the giving of such notices and the expiration without cure of all applicable cure periods as provided therein and in this Agreement), to remove the Equipment Lender Equipment Collateral from the Plants, whether or not such removal requires a physical detachment of the Equipment Lender Equipment Collateral from the Plants or causes injury thereto; provided, however, that, by its acceptance hereof, the Equipment Lender agrees to repair, or pay the reasonable cost to repair, any physical injury to the Plants caused by the removal of the Equipment Lender Equipment Collateral. The Equipment Lender shall indemnify, defend and hold harmless the Bank Agent and the Banks from and against any and all losses, claims, damages, liens and costs (including, without limitation, reasonable legal fees), resulting from the Equipment Lender's entrance into the Plants and/or the removal of the Equipment Lender Equipment Collateral therefrom except to the extent caused by the Borrower or its employees, agents or contractors or other persons not retained by the Equipment Lender; provided, however, that the Equipment Lender shall not be liable for any diminution in the value of the Plants resulting from the absence of any of the Equipment Lender Equipment Collateral.

4. Bank Agent's Notice of Default; Standby as to Enforcement. The Bank Agent shall use reasonable efforts to promptly deliver to the Equipment Lender a copy of any written notice of any Event of Default under the Bank Loan Documents (a "BANK LOAN DEFAULT"), or waiver of any Bank Loan Default, delivered by the Bank Agent to the Borrower. The failure of the Bank Agent to provide the Equipment Lender with notice of a Bank Loan Default as required hereunder shall not impair the rights of the Bank Agent under the Bank Loan Documents or affect its rights hereunder nor create any cause of action or liability against the Bank Agent. The Bank Agent agrees that it will not ask for, demand, sue for, collect, take, receive, or repossess from Borrower, or otherwise seek to enforce any remedy with respect to, the whole or any part of the Equipment Lender Equipment Collateral, whether by judicial action or under power of sale, by self-help, repossession or otherwise, unless and until the Equipment Loan and all interest, fees and expenses payable in connection therewith have been paid finally and in full.

5. Equipment Lender's Notice of Default. The Equipment Lender shall use reasonable efforts to promptly notify the Bank Agent in writing of any event of default by the Borrower under the provisions of the Equipment Lender Loan Documents (an "EQUIPMENT LOAN DEFAULT"), and, unless a bankruptcy case under 11 U.S.C 101 et seq. shall have been commenced by or against the Borrower, as debtor (a "BANKRUPTCY CASE"), the Bank Agent shall have the right, but not the obligation, to cure such Equipment Loan Default on behalf of the Borrower within 30 days from the date it receives such notice in a manner reasonably acceptable to the Equipment Lender. During such 30-day period, the Equipment Lender agrees not to remove or otherwise enforce its remedies with respect to the Equipment Lender Equipment Collateral; provided, however, that the Equipment Lender shall have the right during such period to pursue any other remedies available to the Equipment Lender under the Equipment Lender Loan Documents that do not impair the use or operation of the Equipment Lender Equipment Collateral or the Plants. The failure of Equipment Lender to provide such notice to the Bank Agent shall not impair the rights of the Equipment Lender under the Equipment Lender Loan Documents or affect its rights hereunder nor create any cause of action or liability against the Equipment Lender; provided, however, that until the Equipment Lender has provided the Bank Agent notice of and an opportunity to cure the Equipment Loan Defaults as provided herein, the Equipment Lender shall not remove or otherwise enforce its remedies with respect to the Equipment Lender Equipment Collateral; provided, further, however, that from and after the date of the commencement of a Bankruptcy Case, the Equipment Lender shall have no obligation to provide any such notice or refrain from seeking to exercise its remedies with respect to the Equipment Lender Equipment Collateral. Notwithstanding the foregoing provisions of this
         Section 5, the Bank Agent shall have the right to cure no more than 3 Equipment Loan Defaults during any 12 month period.

6. Standstill Provisions. During the "Standstill Period", as hereafter defined, but subject to the terms and conditions in this
         Section 6 and the provisions of Section 7 hereof, the Bank Agent agrees that, in order to permit the Equipment Lender to seek a purchaser willing to purchase the Plants and the Equipment Lender Equipment Collateral for a price (allocated between the Plants and the Equipment Lender Equipment Collateral as may be acceptable to the Equipment Lender and the Bank Agent) and on other terms and conditions acceptable to the Equipment Lender and the Bank Agent or, to enable the Equipment Lender and the Bank Agent to cooperate in a simultaneous foreclosure of their respective interests in the Plants and the Equipment Collateral, in either case prior to the end of the Standstill Period, the Bank Agent will permit the Equipment Lender to maintain the Equipment Lender Equipment Collateral at the Plants during the Standstill Period. The term "STANDSTILL PERIOD" means a period that (A) commences on the date of the Bank Agent's receipt of a notice of an Equipment Loan Default pursuant to Section 5; provided, that if such Equipment Loan Default arises solely by virtue of receipt by the Equipment Lender of a notice from the Bank Agent of such Bank Loan Default (an

         "EQUIPMENT LOAN CROSS DEFAULT"), no Standstill Period may be commenced hereunder based on such Equipment Loan Cross Default unless such notice to the Bank Agent of the Equipment Loan Cross Default has been given within 30 days of the receipt by the Equipment Lender of such notice from the Bank Agent of a Bank Loan Default, and (B) terminates on the earlier to occur of:

                  (i) the 30th day following the date on which the Equipment Lender receives from the Bank Agent written notice that the Bank Agent desires to commence the exercise of foreclosure proceedings (including advertisement for a sale under power of sale) upon the Plants; provided, that such notice may not be given prior to 17 months after commencement of the Standstill Period;

                  (ii)     the commencement of a Bankruptcy Case;

                  (iii) 30 days after the date on which the Equipment Lender receives from the Bank Agent written notice of the failure of the Plants or the Equipment Lender Equipment Collateral to be maintained in good condition, repair and working order, ordinary wear and tear excepted and subject to prudent business practices, unless such failure has been cured to the reasonable satisfaction of the Bank Agent within such 30 day period;

                  (iv) 10 days after the date on which the Equipment Lender receives from the Bank Agent written notice of the failure of the Equipment Lender Equipment Collateral to be adequately insured, unless such failure has been cured to the reasonable satisfaction of the Bank Agent within such 10 day period;

                  (v) the date on which the Bank Agent receives from the Equipment Lender written notice that the Equipment Loan Default (other than an Equipment Loan Cross Default) has been waived or cured; provided, that in such event, no more than 1 additional Standstill Period may be commenced under this Section 6, and the Equipment Lender agrees that it will not give a notice of cure or waiver under this clause (v) simply for the purpose of avoiding the effect of the final sentence of this Section 6 or of Section 7 hereof; and

                  (vi) if the Standstill Period commenced solely due to an Equipment Loan Cross Default and the Equipment Lender has received from the Bank Agent written notice that the Bank Loan Default giving rise thereto has been waived or cured, 10 days after the Equipment Lender's receipt of such notice, unless during such 10-day period the Bank Agent receives written notice from the Equipment Lender of the occurrence of and continued existence of another Equipment Loan Default pursuant to
         Section 5 hereof.

The Equipment Lender agrees that, within 10 days after the date the Equipment Lender receives notice described in clause (i) above, or within 10 days after the termination of the Standstill Period pursuant to clause (iii) or (iv) above, it will notify the Bank Agent in writing whether it elects (1) to remove the Equipment Lender Equipment Collateral from the Plants pursuant to Section 3 hereof, in which event the Equipment Lender will remove, and complete the removal, of such Equipment Lender Equipment Collateral from the Plants within 3 months from the end of the Standstill Period, or (2) to abandon the Equipment Lender Equipment Collateral, in which event such notice of abandonment shall be accompanied by appropriate UCC-3 termination statements, terminating the Equipment Lender's security interest in the Equipment Lender Equipment Collateral, and the Bank Agent shall be authorized to file such termination statements in the appropriate public filing offices.

7. Purchase of Equipment Loan. The Equipment Lender and the Borrower agree that the Bank Agent and the Banks shall have the right at any time during the Standstill Period to purchase the Equipment Loan and the Equipment Lender's interest in the Equipment Lender Equipment Collateral by tendering to the Equipment Lender the outstanding principal balance of the Equipment Loan, plus all accrued and unpaid interest thereon and all unpaid fees and charges and unreimbursed expenses, including reasonable legal fees actually incurred, with respect thereto, as of the date of purchase. Any such purchase shall be made without recourse, representation or warranty by the Equipment Lender. Upon the written request of the Bank Agent, the Equipment Lender agrees to provide to the Bank Agent from time to time during the Standstill Period a certificate setting forth the outstanding principal balance of the Equipment Loan and all accrued and unpaid interest thereon, and such other information as the Bank Agent may reasonably request.

8. Protective Advances. The parties agree that any sums (including reasonable legal fees) expended by the Bank Agent to cure a default by the Borrower under the Equipment Lender Loan Documents shall be deemed protective advances secured by the "Collateral", as that term is defined in the Bank Credit Agreement.

9. Modification of Equipment Lender Loan Documents. The validity and enforceability of this Agreement shall not be impaired, diminished, annulled or adversely affected by the modification, alteration, extension or renewal of any debt obligation of the Borrower to the Equipment Lender; provided, however, that the Equipment Lender and the Borrower hereby agree not to amend, modify or supplement the Equipment Lender Loan Documents in any way without the written consent of the Bank Agent so as to (i) increase the principal amount of the Equipment Loan to an amount exceeding $20,000,000 (and the Equipment Lender and the Borrower agree that principal amounts repaid on account of the Equipment Loan may not be reborrowed), (ii) shorten the maturity of the Equipment Loan (other than through the Borrower's voluntary exercise of its right to prepay all or any portion of the Equipment Loan) or (iii) change the repayment terms of the Equipment Loan so as to increase the amount or frequency of the Borrower's payment obligations under the Equipment Loan (other than through the Borrower's voluntary exercise of its option to have a fixed interest rate apply to the Equipment Loan as provided in the Equipment Lender Loan Documents). The validity and enforceability of this Agreement shall not be impaired, diminished, annulled or adversely affected by the modification, alteration, extension or renewal of any debt or other obligations of the Borrower to the Bank Agent or the Banks.

10. Power to Execute Agreement. Each party hereby certifies, represents, and warrants to the other parties that it has full power and authority to execute this Agreement, that the execution and delivery of this Agreement by the party making such representation has been fully authorized and directed, that the persons executing this Agreement on behalf of the party making such representation have been duly authorized to do so, and that this Agreement, once executed, shall be the valid and binding obligation of the party making such representation enforceable in accordance with its terms.

11. Notices, Demands and Requests. All notices and other communications under this Agreement are to be in writing, addressed to the respective party to the address as set forth below such party's signature hereto, and shall be deemed to have been duly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, or via telecopier, (b) one business day after having been timely deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested. Each party may establish a new address from time to time by written notice to the other given in accordance with this section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent. Notice to additional parties designated by a party entitled to notice are for convenience only and are not required for notice to a party to be effective in accordance with this section.

12.               Miscellaneous.

         (a) Entire Agreement: Modification. This Agreement supersedes all prior agreements, understandings, representations and communications between the parties, whether oral or written, with respect to the transactions contemplated hereby. Neither this Agreement nor any provisions hereof will be modified, supplemented or waived, except by an instrument in writing signed by both parties hereto and then only to the extent expressly provided in such writing.

         (b) Binding Effect. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed to permit assignments or other transfers by the Borrower otherwise prohibited under the Bank Loan Documents or the Equipment Lender Loan Documents. Nothing contained in this Agreement shall impair or otherwise affect the ability of the Bank Agent, the Banks or the Equipment Lender to assign or otherwise transfer their rights under the Bank Loan Documents or the Equipment Lender Loan Documents, respectively, as may be provided therein. If any party hereto consists of more than one person or entity, the obligations and liabilities of each such person or entity hereunder shall be joint and several.

         (c) Applicable Law. This Agreement and all the rights and obligations hereunder will be governed in accordance with the laws of the State of Georgia (without regard to its conflict of laws principles).

         (d) Enforceability. If any provision of this Agreement is found by competent judicial authority to be invalid or unenforceable, the other provisions of this Agreement that can be carried out without the invalid or unenforceable provision will not be affected, and such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and shall be construed to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto. All rights and remedies under this Agreement are distinct and cumulative not only as to each other but as to any rights or remedies afforded by law or equity. They may be exercised together, separately or successively. Any failure by a party to exercise any of its remedies does not constitute a waiver of that remedy in the future as to the same or any other default.

         (e)               Ambiguity; Headings; Gender; and Certain Terms.
                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Bank Agent by virtue of the fact that such document has originated with the Bank Agent as drafter. All parties agree that this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. Words used in this Agreement may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders. Section headings are for convenience only and shall not be used in interpretation of this Agreement. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision. Reference to days for performance shall mean calendar days unless business days are expressly indicated.

         (f) Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart will, for all purposes, be deemed an original, but all such counterparts together will constitute one instrument.

         (g) Consent to Jurisdiction. Each party hereto agrees and consents to the jurisdiction and venue of any state or federal court sitting in Atlanta, Georgia with respect to any legal action, proceeding, or dispute between them and hereby expressly waives any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Each party further irrevocably consents to service of process by certified mail, return receipt requested, to the address for such party last provided in accordance with the notice provision of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have entered into this Agreement and affixed their seals hereto as of the date first above written, intending to be legally bound hereby.

                                    BANK AGENT:

                                    WACHOVIA BANK, NATIONAL ASSOCIATION



                                    By:
                                       ---------------------------------
                                       Roger W. Pelz
                                       Managing Director

                                    Address for the Bank Agent:

                                    Wachovia Bank, National Association
                                    NC0760, 5th Floor, 301 South College
                                    Street, Charlotte, NC28288-0760
                                    Attention: Roger W. Pelz
                                    Telecopier: 704-374-6319
                                    Telephone: 704-374-6060

                                    BORROWER:

                                    AVONDALE MILLS, INC.



                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:

                                    Address for the Borrower:

                                    Avondale Mills, Inc.
                                    506 South Broad Street
                                    Monroe, Georgia 30655
                                    Attention:Vice Chairman and Chief
                                    Financial Officer
                                    Telecopier: 770-267-2543
                                    Telephone: 770-267-2226

                                    EQUIPMENT LENDER:

                                    THE CIT GROUP/EQUIPMENT
                                    FINANCING, INC.



                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------
                                    Address for the Equipment Lender:

                                    The CIT Group/Equipment Financing, Inc.
                                    P.O. Box 27248
                                    Tempe, Arizona 85285-7248
                                    Attention: L.K. Russell
                                    Telecopier: 480-858-1452
                                    Telephone: 480-784-2343

                                    EXHIBIT A

                            Personal Property Leases



Master Lease Agreement dated as of May 18, 1999, between Avondale Mills, Inc., as Lessee, and Wachovia Leasing Corporation, as Lessor, including all schedules and supplementary schedules executed in connection with such Master Lease Agreement.

Miscellaneous leases pertaining to office equipment.